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Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

         The following is a list of significant subsidiaries of the Registrant. All subsidiaries are wholly owned by the Registrant.

Subsidiary	Jurisdiction of Incorporation
Ambulatory Pharmaceutical Services, Inc	NJ
Amerisource Health Services Corporation	DE
Amerisource Heritage Corporation	DE
Amerisource Receivables Financial Corporation	DE
AmerisourceBergen Canada Corporation	Federal Canada
AmerisourceBergen Consulting Services, Inc.	DE
AmerisourceBergen Drug Corporation	DE
AmerisourceBergen Holding Corporation	DE
AmerisourceBergen Services Corporation	DE
AmerisourceBergen Specialty Group Canada Holdings, Inc.	Federal Canada
AmerisourceBergen Specialty Group, Inc.	DE
Apluspharma, Ltd.	Ontario
APS Enterprises Holding Company, Inc.	DE
ASD Specialty Healthcare, Inc.	CA
AutoMed Technologies (Canada), Inc.	Federal Canada
Automed Technologies, Inc.	DE
Clinical Outcomes Resource Application Corporation	NY
Dialysis Purchasing Alliance, Inc.	NY
Health Services Capital Corporation	DE
I.g.G. of America, Inc.	MD
IHS Acquisition XXX, Inc.	DE
Innomar Strategies, Inc.	Ontario
Integrated Commercialization Solutions, Inc.	CA
International Oncology Network Solutions, Inc.	DE
International Physicians Network, L.L.C.	DE
IntrinsiQ Holdings, Inc.	DE
IntrinsiQ, LLC	DE
Medical Initiatives, Inc.	FL
New Jersey Medical Corporation	NJ
Pharm Plus Acquisition, Inc.	DE
Specialty Pharmacy of California, Inc.	CA
Specialty Pharmacy, Inc.	DE
The Lash Group, Inc.	DE
TheraCom, L.L.C.	OH
US Bioservices Corporation	DE
Xcenda, LLC	FL

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  Exhibit 21
SUBSIDIARIES OF THE REGISTRANT